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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                              THE FIRST YEARS INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)       Title of each class of securities to which transaction applies:

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     2)       Aggregate number of securities to which transaction applies:

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     3)       Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)       Proposed maximum aggregate value of transaction:

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     5)       Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)  Amount previously paid:

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     2)  Form, Schedule or Registration Statement No:

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     3)  Filing party:

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     4)  Date Filed:

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THE FOLLOWING IS A PRESS RELEASE DISSEMINATED BY THE FIRST YEARS INC. ON
DECEMBER 10, 2001


FOR IMMEDIATE RELEASE

Contact:   John Beals
           Senior Vice President, Finance and Treasurer
           (508) 588-1220



                     THE FIRST YEARS INC. MAKES ANNOUNCEMENT


AVON, MASSACHUSETTS, DECEMBER 10, 2001 - The First Years Inc. (Nasdaq:KIDD) noted that Phillip Goldstein, a shareholder, filed a preliminary proxy with the Securities and Exchange Commission on November 27, 2001 for the purpose of calling a special shareholders meeting. According to Mr. Goldstein's filing, the purpose of the special meeting, if called, would be to vote on various proposals including a proposal to sell the Company to the highest bidder at a price of not less than $15 per share. The Company is not aware of any bidders for the Company.

As previously announced, on November 21, 2001, the Company commenced a cash tender offer to purchase up to 900,000 of its shares. Under the terms of the modified "Dutch Auction", shareholders may select a price between $10.65 and $12.65 per share at which they are willing to sell their First Years shares to the Company. The Company will select the lowest purchase price that will allow it to buy 900,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not properly withdrawn. All shares acquired in the offer will be acquired at the same purchase price. The offer will expire at 12:00 midnight, Eastern time, on Thursday, December 20, 2001, unless extended.


THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE FIRST YEARS' COMMON STOCK. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. THE TENDER OFFER STATEMENT IS AVAILABLE WITHOUT CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV OR BY CALLING D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL FREE AT (800) 431-9642. THE COMPANY STRONGLY URGES SHAREHOLDERS TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS BEFORE MAKING ANY DECISION ABOUT THE TENDER OFFER.


ABOUT THE FIRST YEARS

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company's distinctive brands include: "The First Years," licenses from the Walt Disney Company and "Sesame Street," licensed from the Sesame Workshop.